Exhibit 23.4


                          CONSENT OF FINANCIAL ADVISORS



         We consent to the inclusion of our Fairness Opinion issued to The State Bank of the Alleghenies in this registration statement on Form S-4. We also consent to the reference to our firm under the caption "Opinion of Financial Advisor."



Baxter Fentriss and Company


Richmond, Virginia
November 5, 1999